UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

ATLANTIC COAST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 342-2824

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On June 19, 2015, Atlantic Coast Financial Corporation (the Company), the holding company for Atlantic Coast Bank (the Bank), issued a press release announcing that the Company reversed a valuation allowance of $8.5 million that had previously been recorded against the Company's deferred tax asset (the DTA Transaction). Additionally, the press release discussed that management was in the process of negotiating revisions to the terms of a portion of the Company's wholesale debt, through multiple transactions (the Debt Transactions). The Debt Transactions, which are explained in further detail below, were completed between June 19, 2015 and June 23, 2015, and are expected to save the Bank approximately $5.0 million per year in interest expense.

The Bank prepaid $60.0 million of its Federal Home Loan Bank (FHLB) advances, which included seven individual advances (the FHLB Prepayment), and prepaid $56.3 million of its securities sold under agreements to repurchase (repurchase agreements), which included eight individual repurchase agreements (the Repurchase Prepayment). The FHLB Prepayment resulted in $3.0 million of prepayment penalties and the Repurchase Prepayment resulted in $5.2 million of prepayment penalties, which were paid at the closing of each transaction. The net effect of the prepayment penalties totaled $5.1 million, after taxes, resulting in a net gain on the DTA Transaction and the Debt Transactions of $3.4 million.

Subsequently, the Company borrowed $122.9 million from the FHLB, in the form of new fixed rate FHLB advances, which will mature between June 20, 2016 and June 19, 2018. These new advances have a weighted-average interest rate of 0.62%, down from a weighted-average interest rate of approximately 4.20% prior to the prepayments.

Additionally, the Bank was able to restructure $50.0 million in FHLB advances (the FHLB Restructure). The FHLB Restructure resulted in $3.5 million of deferred prepayment penalties, which were factored into the interest rates of new adjustable rate FHLB advances, totaling $50.0 million, which will mature between December 23, 2019 and June 23, 2020. These new advances have a weighted-average interest rate of 1.95%, down from a weighted-average interest rate of approximately 4.05% prior to the restructure.

The full text of the press release is filed herewith as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press release dated June 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: June 23, 2015	By:	/s/ Tracy L. Keegan
Name: Tracy L. Keegan
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

99.1	Press release dated June 19, 2015